Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FOURTH QUARTER

2022 EARNINGS

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Fourth quarter net income of $137.9 million and earnings per share (diluted) of $1.51
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Fourth quarter net income increased 8.7% compared to fourth quarter 2021
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Loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, increased $518.5 million or 3.0% (11.8% annualized) during fourth quarter 2022
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Loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, increased $1.422 billion or 8.5% during 2022
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Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, of 1.56%(1)
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Nonperforming assets remain low at 0.08% of fourth quarter average interest-earning assets
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Return (annualized) on fourth quarter average assets of 1.47%, average common equity of 8.26%, average tangible common equity of 16.26%(1), and efficiency ratio of 40.87%
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Pending acquisitions of First Bancshares of Texas, Inc., Midland, Texas, and Lone Star State Bancshares, Inc., Lubbock, Texas
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Approved 2023 Stock Repurchase Program covering up to 5% of outstanding common stock

HOUSTON, January 25, 2023. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $137.9 million for the quarter ended December 31, 2022 compared with $126.8 million for the same period in 2021. Net income per diluted common share was $1.51 for the quarter ended December 31, 2022 compared with $1.38 for the same period in 2021, an increase of 9.4%, and the annualized return on fourth quarter average assets was 1.47%. Additionally, loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program (“PPP”) loans, increased $518.5 million or 3.0% (11.8% annualized) during the fourth quarter of 2022. Nonperforming assets remain low at 0.08% of fourth quarter average interest-earning assets.

“During the fourth quarter of 2022, Prosperity continued to see growth in loans, which we expect will continue in 2023. The growth comes from new loans as well as existing loans not paying off as fast as they did when rates were low and it was opportunistic for borrowers to repay or move the loans. Consumer spending remains strong, especially in the tourism, restaurant and hospitality sectors. Real estate sales and pricing have been affected by the increase in rates, but we expect that because of inventory levels and population growth, the impact will be less in Texas and Oklahoma,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

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(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

"We believe that the economies in Texas and Oklahoma will outperform other states over the next several years as companies and individuals continue to move to the states because of lower tax rates and a business-friendly political environment. We expect that companies will need more infrastructure and buildings and consumers will need more housing and places to spend their money, and both will need banks to finance the growth," continued Zalman.

"While the net interest margin at some banks has improved immediately because of higher rates, we expect Prosperity’s net interest margin to continue to increase over the next several years as our bond portfolio, which yielded 1.96% during the fourth quarter of 2022, reprices to higher yields assuming that rates normalize near the current rate," concluded Zalman.

Results of Operations for the Three Months Ended December 31, 2022

Net income was $137.9 million(2) for the three months ended December 31, 2022 compared with $126.8 million(3) for the same period in 2021, an increase of $11.1 million or 8.7%. The change was primarily due to an increase in loans and securities interest income, partially offset by a decrease in PPP fees and interest income of $8.5 million, a decrease in loan discount accretion of $4.5 million, and an increase in interest expense. Net income per diluted common share was $1.51 for the three months ended December 31, 2022 compared with $1.38 for the same period in 2021, an increase of 9.4%. On a linked quarter basis, net income was $137.9 million(2) for the three months ended December 31, 2022 compared with $135.8 million(4) for the three months ended September 30, 2022, an increase of $2.1 million or 1.5%. The change was primarily due to an increase in noninterest income and a decrease in noninterest expense, partially offset by a decrease in net interest income. Net income per diluted common share was $1.51 for the three months ended December 31, 2022 compared with $1.49 for the three months ended September 30, 2022, an increase of 1.3%. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2022 were 1.47%, 8.26% and 16.26%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 40.87%(1) for the three months ended December 31, 2022.

Net interest income before provision for credit losses for the three months ended December 31, 2022 was $256.1 million compared with $244.8 million for the same period in 2021, an increase of $11.4 million or 4.6%. The change was primarily due to an increase in the average balances and average rates on loans held for investment and on investment securities, partially offset by a decrease in PPP fees and interest income of $8.5 million, a decrease in loan discount accretion of $4.5 million and an increase in the average rates on interest-bearing liabilities. On a linked quarter basis, net interest income before provision for credit losses was $256.1 million compared with $260.7 million for the three months ended September 30, 2022, a decrease of $4.5 million or 1.7%.

The net interest margin on a tax equivalent basis was 3.05% for the three months ended December 31, 2022 compared with 2.97% for the same period in 2021. The change was primarily due to an increase in the average balances and average rates on loans held for investment and on investment securities, partially offset by a decrease in PPP fees and interest income of $8.5 million, a decrease in loan discount accretion of $4.5 million and an increase in the average rates on interest-bearing liabilities. On a linked quarter basis, the net interest margin on a tax equivalent basis was 3.05% for the three months ended December 31, 2022 compared with 3.11% for the three months ended September 30, 2022. The linked quarter decrease was primarily due to an increase in the average rates on interest-bearing liabilities, partially offset by higher average balances and higher average rates on loans and average rates on investment securities.

Noninterest income was $37.7 million for the three months ended December 31, 2022 compared with $35.8 million for the same period in 2021, an increase of $2.0 million or 5.5%. This change was primarily due to a higher net gain on sale or write-down of assets, an increase in trust income and an increase in other noninterest income. On a linked quarter basis, noninterest income was $37.7 million compared with $34.7 million for the three months ended September 30, 2022, an increase of $3.0 million or 8.8%, primarily due to a higher net gain on the sale or write-down of assets and an increase in other noninterest income.

Noninterest expense was $119.2 million for the three months ended December 31, 2022 compared with $119.5 million for the same period in 2021, a decrease of $294 thousand. On a linked quarter basis, noninterest expense decreased $3.0 million or 2.4% to $119.2

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(2)
Includes purchase accounting adjustments of $758 thousand, net of tax, primarily comprised of loan discount accretion of $913 thousand for the three months ended December 31, 2022.
(3)
Includes purchase accounting adjustments of $4.2 million, net of tax, primarily comprised of loan discount accretion of $5.4 million for the three months ended December 31, 2021.
(4)
Includes purchase accounting adjustments of $997 thousand, net of tax, primarily comprised of loan discount accretion of $1.2 million for the three months ended September 30, 2022.
(5)
Includes purchase accounting adjustments of $6.0 million, net of tax, primarily comprised of loan discount accretion of $7.4 million for the year ended December 31, 2022.
(6)
Includes purchase accounting adjustments of $31.5 million, net of tax, primarily comprised of loan discount accretion of $39.3 million for the year ended December 31, 2021.

million compared with $122.2 million for the three months ended September 30, 2022. This change was primarily due to a decrease in salaries and benefits, partially offset by an increase in other noninterest expense.

Results of Operations for the Year Ended December 31, 2022

Net income was $524.5 million(5) for the year ended December 31, 2022 compared with $519.3 million(6) for 2021, an increase of $5.2 million or 1.0%. Net income per diluted common share was $5.73 for the year ended December 31, 2022 compared with $5.60 for 2021, an increase of 2.3%. Annualized returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2022 were 1.39%, 7.97% and 15.94%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 42.23%(1) for the year ended December 31, 2022.

Net interest income before provision for credit losses for the year ended December 31, 2022 was $1.005 billion compared with $993.3 million for the prior year, an increase of $11.9 million or 1.2%. The change was primarily due to an increase in average balances and average rates on investment securities, partially offset by a decrease in PPP fees and interest income of $44.6 million, a decrease in loan discount accretion of $31.9 million and an increase in the average rates on interest-bearing liabilities.

The net interest margin on a tax equivalent basis for the year ended December 31, 2022 was 3.00% compared with 3.14% for 2021. The change was primarily due to an increase in the average balances on investment securities, partially offset by a decrease in PPP fees and interest income of $44.6 million, a decrease in loan discount accretion of $31.9 million and an increase in the average rates on interest-bearing liabilities.

Noninterest income was $145.1 million for the year ended December 31, 2022 compared with $140.0 million for 2021, an increase of $5.2 million or 3.7%, primarily due to an increase in NSF income, a net gain on the sale or write-down of assets, an increase in trust income and an increase in other noninterest income, partially offset by a decrease in mortgage income.

Noninterest expense was $484.2 million for the year ended December 31, 2022 compared with $473.6 million for 2021, an increase of $10.6 million or 2.2%. The change was primarily due to an increase in salaries and benefits, an increase in credit and debit card and data processing expense and the change in net loss (gain) on sale or write-down of other real estate.

Balance Sheet Information

At December 31, 2022, Prosperity had $37.690 billion in total assets, a decrease of $144.1 million or 0.4%, compared with $37.834 billion at December 31, 2021.

Loans at December 31, 2022 were $18.840 billion, an increase of $223.7 million or 1.2%, compared with $18.616 billion at December 31, 2021, primarily due to increases in 1-4 family residential and construction, land development and other land loans, partially offset by decreases in Warehouse Purchase Program, PPP and commercial real estate loans. Linked quarter loans increased $333.5 million or 1.8% (7.2% annualized) from $18.506 billion at September 30, 2022. Excluding Warehouse Purchase Program and PPP loans, loans at December 31, 2022 were $18.093 billion compared to $16.671 billion at December 31, 2021, an increase of $1.422 billion or 8.5%. Linked quarter loans, excluding Warehouse Purchase Program and PPP loans, increased $518.5 million or 3.0% (11.8% annualized) from $17.575 billion at September 30, 2022.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At December 31, 2022, oil and gas loans totaled $429.5 million (net of discount and excluding PPP loans totaling $3.4 million) or 2.3% of total loans, of which $209.0 million were production loans and $220.5 million were servicing loans, compared with total oil and gas loans of $491.3 million (net of discount and excluding PPP loans totaling $27.9 million) or 2.6% of total loans at December 31, 2021, of which $294.1 million were production loans and $197.2 million were servicing loans. In addition, as of December 31, 2022, Prosperity had total unfunded commitments to oil and gas companies of $453.4 million compared with total unfunded commitments to oil and gas companies of $419.0 million as of December 31, 2021. Unfunded commitments to producers include letters of credit issued in lieu of oil well plugging bonds.

Deposits at December 31, 2022 were $28.534 billion, a decrease of $2.238 billion or 7.3%, compared with $30.772 billion at December 31, 2021, primarily due to a decrease in public fund deposits. Linked quarter deposits decreased $766.6 million or 2.6% from $29.300 billion at September 30, 2022.

Asset Quality

Nonperforming assets totaled $27.5 million or 0.08% of quarterly average interest-earning assets at December 31, 2022 compared with $28.1 million or 0.09% of quarterly average interest-earning assets at December 31, 2021 and $19.9 million or 0.06% of quarterly average interest-earning assets at September 30, 2022.

The allowance for credit losses on loans and off-balance sheet credit exposures was $311.5 million at December 31, 2022 compared with $316.3 million at December 31, 2021 and $312.1 million at September 30, 2022. There was no provision for credit losses for the three months and years ended December 31, 2022 and 2021.

The allowance for credit losses on loans was $281.6 million or 1.49% of total loans at December 31, 2022 compared with $286.4 million or 1.54% of total loans at December 31, 2021 and $282.2 million or 1.52% of total loans at September 30, 2022. Excluding Warehouse Purchase Program and PPP loans, the allowance for credit losses on loans to total loans was 1.56%(1) at December 31, 2022 compared with 1.72%(1) at December 31, 2021 and 1.61%(1) at September 30, 2022.

Net charge-offs were $603 thousand for the three months ended December 31, 2022 compared with net charge-offs of $807 thousand for the three months ended December 31, 2021 and net charge-offs of $1.8 million for the three months ended September 30, 2022. During the fourth quarter of 2022, net charge-offs did not include any purchased credit deteriorated (“PCD”) loans and $6.2 million of specific reserves on resolved PCD loans was released to the general reserve.

Net charge-offs were $4.8 million for the year ended December 31, 2022 compared with $29.7 million for the year ended December 31, 2021. Net charge-offs for the year ended December 31, 2022 did not include any PCD loans and $8.2 million of specific reserves on resolved PCD loans was released to the general reserve during the period.

Dividend

Prosperity Bancshares declared a first quarter 2023 cash dividend of $0.55 per share to be paid on April 3, 2023, to all shareholders of record as of March 15, 2023.

Stock Repurchase Program

On January 17, 2023, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately

4.6 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 17, 2024, at the discretion of management. Under its 2022 stock repurchase program, Prosperity Bancshares repurchased zero shares of its common stock during the three months ended December 31, 2022 and 981,884 shares of its common stock at an average weighted price of $66.90 per share during the year ended December 31, 2022.

Pending Acquisition of First Bancshares of Texas, Inc.

On October 11, 2022, Prosperity Bancshares and First Bancshares of Texas, Inc. (“First Bancshares”) jointly announced the signing of a definitive merger agreement whereby First Bancshares, the parent company of FirstCapital Bank of Texas, N.A. (“FirstCapital Bank”) will merge with and into Prosperity. FirstCapital Bank operates 16 full-service banking offices in 6 different markets in West, North and Central Texas areas, including its main office in Midland, and banking offices in Midland, Lubbock, Amarillo, Wichita Falls, Burkburnett, Byers, Henrietta, Dallas, Horseshoe Bay, Marble Falls and Fredericksburg, Texas. As of September 30, 2022, First Bancshares, on a consolidated basis, reported total assets of $2.203 billion, total loans of $1.631 billion and total deposits of $1.842 billion.

Under the terms of the merger agreement, Prosperity will issue 3,583,370 shares of Prosperity common stock plus $93.4 million in cash for all outstanding shares of First Bancshares capital stock, subject to certain conditions and potential adjustments. Based on Prosperity’s closing price of $69.27 on October 7, 2022, the total consideration was valued at approximately $341.6 million. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of First Bancshares. The transaction is expected to close during the first half of 2023, although delays could occur.

Pending Acquisition of Lone Star State Bancshares, Inc.

On October 11, 2022, Prosperity Bancshares and Lone Star State Bancshares, Inc. (“Lone Star”) jointly announced the signing of a definitive merger agreement whereby Lone Star, the parent company of Lone Star State Bank of West Texas (“Lone Star Bank”) will merge with and into Prosperity. Lone Star Bank operates 5 banking offices in the West Texas area, including its main office in Lubbock, and 1 banking center in each of Brownfield, Midland, Odessa and Big Spring, Texas. As of September 30, 2022, Lone Star, on a consolidated basis, reported total assets of $1.387 billion, total loans of $940.5 million and total deposits of $1.249 billion.

Under the terms of the merger agreement, Prosperity will issue 2,376,182 shares of Prosperity common stock plus $64.1 million in cash for all outstanding shares of Lone Star capital stock, subject to certain conditions and potential adjustments. Based on Prosperity’s closing price of $69.27 on October 7, 2022, the total consideration was valued at approximately $228.7 million. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of Lone Star. The transaction is expected to close during the first half of 2023, although delays could occur.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, January 25, 2023, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s fourth quarter 2022 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 6262776.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations, Webcasts & Calls” from the menu on the Investor Relations link and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and PPP loans; and the efficiency ratio excluding net gains and losses on the sale or write down of assets and securities, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of December 31, 2022, Prosperity Bancshares, Inc.® is a $37.690 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 272 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, including the proposed transactions with First Bancshares and Lone Star, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of each of the proposed transactions, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on Prosperity’s operating income, financial condition and cash flows. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many possible events or factors could adversely affect the future financial results and performance of Prosperity, First Bancshares, Lone Star or the combined company and could cause those results or performance to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstance that could give rise to the right of a party to terminate the merger agreement with First Bancshares or Lone Star, as applicable, the outcome of any legal proceedings that may be instituted against Prosperity, First Bancshares or Lone Star, delays in completing either of the transactions, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of each of the transactions) or First Bancshares shareholder approval or Lone Star shareholder approval or to satisfy any of the other conditions to the transactions on a timely basis or at all, the possibility that the anticipated benefits of the transactions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors generally, or specifically in the West Texas area and the West, North and Central Texas area where First Bancshares and Lone Star, respectively, do a majority of their respective business and Prosperity has a significant presence, the possibility that the transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transactions, Prosperity’s ability to complete the acquisition and integration of First Bancshares and of Lone Star successfully, and the dilution caused by Prosperity’s issuance of additional shares of its common stock in connection with the transactions. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2021, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Additional Information about the First Bancshares Merger and Where to Find It

In connection with the proposed merger of First Bancshares into Prosperity, Prosperity has filed with the SEC a registration statement on Form S-4 to register the shares of Prosperity common stock to be issued to the shareholders of First Bancshares. The registration statement includes a preliminary proxy statement/prospectus. The definitive proxy statement/prospectus will be sent to the shareholders of First Bancshares seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, FIRST BANCSHARES AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. You will also be able to obtain these documents, when they are filed, free of charge, from Prosperity at http://www.prosperitybankusa.com. Copies of the proxy statement/prospectus can also be obtained, when it becomes available, free of charge, by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations, (281) 269-7199 or to First Bancshares of Texas, Inc., 310 West Wall Street, Suite 1200, Midland, Texas 79701, Attention: Ken Burgess, (844) 322-8392.

Additional Information about the Lone Star Merger and Where to Find It

In connection with the proposed merger of Lone Star into Prosperity, Prosperity has filed with the SEC a registration statement on Form S-4 to register the shares of Prosperity common stock to be issued to the shareholders of Lone Star. The registration statement includes a preliminary proxy statement/prospectus. The definitive proxy statement/prospectus will be sent to the shareholders of Lone Star seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, LONE STAR AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. You will also be able to obtain these documents, when they are filed, free of charge, from Prosperity at http://www.prosperitybankusa.com. Copies of the proxy statement/prospectus can also be obtained, when it becomes available, free of charge, by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations, (281) 269-7199 or to Lone Star State Bancshares, Inc., 6220 Milwaukee Avenue, Lubbock, Texas 79424, Attention: Alan Lackey, (806) 771-7717.

Participants in the Solicitation

Prosperity, First Bancshares and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Bancshares in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is included in the registration statement and proxy statement/prospectus regarding the proposed transaction and other relevant materials to be filed with the SEC when they become available.

Prosperity, Lone Star and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Lone Star in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is included in the registration statement and proxy statement/prospectus regarding the proposed transaction and other relevant materials to be filed with the SEC when they become available.

Additional information about Prosperity and its directors and executive officers may be found in the definitive proxy statement of Prosperity relating to its 2022 Annual Meeting of Shareholders filed with the SEC on March 14, 2022, and other documents filed by Prosperity with the SEC. These documents can be obtained free of charge from the sources described above.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Bryan/College Station Area	Garland	Palestine	Magnolia	Texas Tech Student Union
Bryan	Grapevine	Rusk	Magnolia Parkway
Bryan-29th Street	Grapevine Main	Seven Points	Mont Belvieu	Midland
Bryan-East	Kiest	Teague	Nederland	Wadley
Bryan-North	Lake Highlands	Tyler-Beckham	Needville	Wall Street
Caldwell	McKinney	Tyler-South Broadway	Rosenberg
College Station	McKinney Eldorado	Tyler-University	Shadow Creek	Odessa
Crescent Point	McKinney Redbud	Winnsboro	Spring	Grandview
Hearne	North Carrolton		Tomball	Grant
Huntsville	Park Cities	Houston Area	Waller	Kermit Highway
Madisonville	Plano	Houston	West Columbia	Parkway
Navasota	Plano-West	Aldine	Wharton
New Waverly	Preston Forest	Alief	Winnie	Other West Texas Area
Rock Prairie	Preston Parker	Bellaire	Wirt	Locations
Southwest Parkway	Preston Royal	Beltway		Big Spring
Tower Point	Red Oak	Clear Lake	South Texas Area -	Brownfield
Wellborn Road	Richardson	Copperfield	Corpus Christi	Brownwood
	Richardson-West	Cypress	Calallen	Cisco
Central Texas Area	Rosewood Court	Downtown	Carmel	Comanche
Austin	The Colony	Eastex	Northwest	Early
Allandale	Tollroad	Fairfield	Saratoga	Floydada
Cedar Park	Trinity Mills	First Colony	Timbergate	Gorman
Congress	Turtle Creek	Fry Road	Water Street	Levelland
Lakeway	West 15th Plano	Gessner		Littlefield
Liberty Hill	West Allen	Gladebrook	Victoria	Merkel
Northland	Westmoreland	Grand Parkway	Victoria Main	Plainview
Oak Hill	Wylie	Heights	Victoria-Navarro	San Angelo
Research Blvd		Highway 6 West	Victoria-North	Slaton
Westlake	Fort Worth	Little York	Victoria Salem	Snyder
	Haltom City	Medical Center
Other Central Texas Area	Hulen	Memorial Drive	Other South Texas Area	Oklahoma
Locations	Keller	Northside	Locations	Central Oklahoma Area
Bastrop	Museum Place	Pasadena	Alice	Oklahoma City
Canyon Lake	Renaissance Square	Pecan Grove	Aransas Pass	23rd Street
Dime Box	Roanoke	Pin Oak	Beeville	Expressway
Dripping Springs	Stockyards	River Oaks	Colony Creek	I-240
Elgin		Sugar Land	Cuero	Memorial
Flatonia	Other Dallas/Fort Worth Area	SW Medical Center	Edna
Georgetown	Locations	Tanglewood	Goliad	Other Central Oklahoma Area
Gruene	Arlington	The Plaza	Gonzales	Locations
Kingsland	Azle	Uptown	Hallettsville	Edmond
La Grange	Ennis	Waugh Drive	Kingsville	Norman
Lexington	Gainesville	Westheimer	Mathis
New Braunfels	Glen Rose	West University	Padre Island	Tulsa Area
Pleasanton	Granbury	Woodcreek	Palacios	Tulsa
Round Rock	Grand Prairie		Port Lavaca	Garnett
San Antonio	Jacksboro	Katy	Portland	Harvard
Schulenburg	Mesquite	Cinco Ranch	Rockport	Memorial
Seguin	Muenster	Katy-Spring Green	Sinton	Sheridan
Smithville	Runaway Bay		Taft	S. Harvard
Thorndale	Sanger	The Woodlands	Yoakum	Utica Tower
Weimar	Waxahachie	The Woodlands-College Park	Yorktown	Yale
	Weatherford	The Woodlands-I-45
Dallas/Fort Worth Area		The Woodlands-Research Forest	West Texas Area	Other Tulsa Area Locations
Dallas	East Texas Area		Abilene	Owasso
14th Street Plano	Athens	Other Houston Area	Antilley Road
Abrams Centre	Blooming Grove	Locations	Barrow Street
Addison	Canton	Angleton	Cypress Street
Allen	Carthage	Bay City	Judge Ely
Balch Springs	Corsicana	Beaumont	Mockingbird
Camp Wisdom	Crockett	Cleveland
Carrollton	Eustace	East Bernard	Lubbock
Cedar Hill	Gilmer	El Campo	4th Street
Coppell	Grapeland	Dayton	66th Street
East Plano	Gun Barrel City	Galveston	82nd Street
Euless	Jacksonville	Groves	86th Street
Frisco	Kerens	Hempstead	98th Street
Frisco Warren	Longview	Hitchcock	Avenue Q
Frisco-West	Mount Vernon	Liberty	North University

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Balance Sheet Data (at period end)
Loans held for sale	$554	$2,871	$3,350	$2,810	$7,274
Loans held for investment	18,098,653	17,580,653	17,067,871	16,720,173	16,833,171
Loans held for investment - Warehouse Purchase Program	740,620	922,764	1,137,623	1,344,541	1,775,699
Total loans	18,839,827	18,506,288	18,208,844	18,067,524	18,616,144

Investment securities(A)	14,476,005	14,806,487	14,912,313	14,798,127	12,818,901
Federal funds sold	301	244	201	274	241
Allowance for credit losses on loans	(281,576)	(282,179)	(283,959)	(285,163)	(286,380)
Cash and due from banks	423,832	602,152	393,716	1,560,321	2,547,739
Goodwill	3,231,636	3,231,636	3,231,636	3,231,636	3,231,636
Core deposit intangibles, net	51,348	53,906	56,483	59,064	61,684
Other real estate owned	1,963	1,758	1,555	1,705	622
Fixed assets, net	339,453	337,099	335,939	336,075	319,799
Other assets	607,040	586,111	530,528	501,623	523,584
Total assets	$37,689,829	$37,843,502	$37,387,256	$38,271,186	$37,833,970

Noninterest-bearing deposits	$10,915,448	$11,154,143	$11,032,184	$10,776,652	$10,750,034
Interest-bearing deposits	17,618,083	18,145,952	18,833,434	20,291,658	20,021,728
Total deposits	28,533,531	29,300,095	29,865,618	31,068,310	30,771,762
Other borrowings	1,850,000	1,165,000	300,000	—	—
Securities sold under repurchase agreements	428,134	454,304	481,785	440,891	448,099
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	148,843	282,514	188,079	227,614	156,926
Total liabilities	30,990,455	31,231,860	30,865,429	31,766,762	31,406,734
Shareholders' equity(B)	6,699,374	6,611,642	6,521,827	6,504,424	6,427,236
Total liabilities and equity	$37,689,829	$37,843,502	$37,387,256	$38,271,186	$37,833,970

(A) Includes $(4,396), $(296), $1,517, $2,115 and $2,290 in unrealized (losses) gains on available for sale securities for the quarterly periods ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively.

(B) Includes $(3,473), $(234), $1,198 $1,671 and $1,809 in after-tax unrealized (losses) gains on available for sale securities for the quarterly periods ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Income Statement Data
Interest income:
Loans	$235,126	$210,268	$192,770	$193,025	$206,209	$831,189	$869,908
Securities(C)	72,533	68,761	64,111	55,011	46,857	260,416	175,459
Federal funds sold and other earning assets	933	525	925	847	563	3,230	1,556
Total interest income	308,592	279,554	257,806	248,883	253,629	1,094,835	1,046,923

Interest expense:
Deposits	36,048	14,669	8,641	8,754	8,685	68,112	52,913
Other borrowings	14,682	3,719	450	—	—	18,851	—
Securities sold under repurchase agreements	1,725	487	244	185	184	2,641	702
Total interest expense	52,455	18,875	9,335	8,939	8,869	89,604	53,615
Net interest income	256,137	260,679	248,471	239,944	244,760	1,005,231	993,308
Provision for credit losses	—	—	—	—	—	—	—
Net interest income after provision for credit losses	256,137	260,679	248,471	239,944	244,760	1,005,231	993,308

Noninterest income:
Nonsufficient funds (NSF) fees	8,519	8,887	8,484	8,124	8,401	34,014	29,610
Credit card, debit card and ATM card income	8,816	8,889	8,880	8,179	8,894	34,764	34,680
Service charges on deposit accounts	5,932	6,222	6,365	6,211	6,237	24,730	24,392
Trust income	3,498	3,174	2,875	2,703	2,698	12,250	10,278
Mortgage income	102	340	502	455	685	1,399	8,302
Brokerage income	905	940	917	892	953	3,654	3,320
Bank owned life insurance income	1,329	1,214	1,293	1,283	1,317	5,119	5,228
Net gain (loss) on sale or write-down of assets	2,087	50	1,108	689	1,165	3,934	1,097
Other noninterest income	6,536	4,972	7,170	6,586	5,407	25,264	23,059
Total noninterest income	37,724	34,688	37,594	35,122	35,757	145,128	139,966

Noninterest expense:
Salaries and benefits	75,353	79,578	80,371	79,411	76,496	314,713	310,556
Net occupancy and equipment	8,147	8,412	8,039	7,848	8,140	32,446	32,184
Credit and debit card, data processing and software amortization	9,716	9,516	9,246	8,849	9,050	37,327	35,104
Regulatory assessments and FDIC insurance	2,873	2,807	2,851	2,850	2,801	11,381	10,638
Core deposit intangibles amortization	2,558	2,577	2,581	2,620	2,855	10,336	11,551
Depreciation	4,438	4,436	4,539	4,547	4,518	17,960	18,095
Communications	3,506	3,374	3,206	2,919	3,134	13,005	12,028
Other real estate expense	154	198	195	214	24	761	496
Net loss (gain) on sale or write-down of other real estate	(63)	(213)	14	(621)	2	(883)	(2,720)
Merger related expenses	272	—	—	—	—	272	—
Other noninterest expense	12,290	11,529	11,836	11,213	12,518	46,868	45,688
Total noninterest expense	119,244	122,214	122,878	119,850	119,538	484,186	473,620
Income before income taxes	174,617	173,153	163,187	155,216	160,979	666,173	659,654
Provision for income taxes	36,737	37,333	34,697	32,890	34,192	141,657	140,357
Net income available to common shareholders	$137,880	$135,820	$128,490	$122,326	$126,787	$524,516	$519,297

(C) Interest income on securities was reduced by net premium amortization of $8,703, $9,947, $11,450, $12,857 and $16,006 for the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively, and $42,957 and $58,427 for the years ended December 31, 2022 and December 31, 2021, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended									Year-to-Date
	Dec 31, 2022		Sep 30, 2022		Jun 30, 2022		Mar 31, 2022		Dec 31, 2021	Dec 31, 2022		Dec 31, 2021

Profitability
Net income (D) (E)	$137,880		$135,820		$128,490		$122,326		$126,787	$524,516		$519,297

Basic earnings per share	$1.51		$1.49		$1.40		$1.33		$1.38	$5.73		$5.60
Diluted earnings per share	$1.51		$1.49		$1.40		$1.33		$1.38	$5.73		$5.60

Return on average assets (F)	1.47%		1.45%		1.36%		1.29%		1.37%	1.39%		1.44%
Return on average common equity (F)	8.26%		8.24%		7.84%		7.54%		7.91%	7.97%		8.21%
Return on average tangible common equity (F) (G)	16.26%		16.44%		15.73%		15.30%		16.26%	15.94%		17.18%
Tax equivalent net interest margin (D) (E) (H)	3.05%		3.11%		2.97%		2.88%		2.97%	3.00%		3.14%
Efficiency ratio (G) (I)	40.87%		41.38%		43.12%		43.68%		42.79%	42.23%		41.83%

Liquidity and Capital Ratios
Equity to assets	17.78%		17.47%		17.44%		17.00%		16.99%	17.78%		16.99%
Common equity tier 1 capital	15.88%	(J)	15.44%	(J)	15.26%	(J)	15.32%	(J)	15.10%	15.88%	(J)	15.10%
Tier 1 risk-based capital	15.88%	(J)	15.44%	(J)	15.26%	(J)	15.32%	(J)	15.10%	15.88%	(J)	15.10%
Total risk-based capital	16.51%	(J)	16.09%	(J)	15.91%	(J)	15.99%	(J)	15.45%	16.51%	(J)	15.45%
Tier 1 leverage capital	10.16%	(J)	9.94%	(J)	9.58%	(J)	9.44%	(J)	9.62%	10.16%	(J)	9.62%
Period end tangible equity to period end tangible assets (G)	9.93%		9.62%		9.48%		9.19%		9.07%	9.93%		9.07%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	91,287		91,209		91,772		92,161		92,162	91,604		92,657
Diluted	91,287		91,209		91,772		92,161		92,162	91,604		92,657
Period end shares outstanding	91,314		91,210		91,196		92,160		92,170	91,314		92,170
Cash dividends paid per common share	$0.55		$0.52		$0.52		$0.52		$0.52	$2.11		$1.99
Book value per common share	$73.37		$72.49		$71.51		$70.58		$69.73	$73.37		$69.73
Tangible book value per common share (G)	$37.41		$36.47		$35.46		$34.87		$34.00	$37.41		$34.00

Common Stock Market Price
High	$76.32		$77.93		$73.50		$80.46		$78.67	$80.46		$83.02
Low	$66.71		$65.37		$64.69		$69.08		$68.53	$64.69		$64.40
Period end closing price	$72.68		$66.68		$68.27		$69.38		$72.35	$72.68		$72.35
Employees – FTE (excluding overtime)	3,633		3,592		3,576		3,595		3,704	3,633		3,704
Number of banking centers	272		272		272		272		273	272		273

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Loan discount accretion
ASC 310-20	$603	$912	$(265)	$4,674	$4,635	$5,924	$31,440
ASC 310-30	$310	$322	$324	$521	$731	$1,477	$7,838
Securities net amortization	$12	$40	$12	$52	$139	$116	$557
Time deposits amortization	$59	$68	$84	$100	$127	$311	$1,162

(E) Using effective tax rate of 21.0%, 21.6%, 21.3%, 21.2% and 21.2% for the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively, and 21.3% for the years ended December 31, 2022 and December 31, 2021.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(J) Beginning on January 1, 2022, the cumulative amount of the current expected credit loss (“CECL”) transition adjustments is being phased in over a three-year transition period.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Dec 31, 2022				Sep 30, 2022				Dec 31, 2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)
Interest-earning assets:
Loans held for sale	$1,758	$27	6.09%		$4,136	$57	5.47%		$8,794	$71	3.20%
Loans held for investment	17,818,769	223,768	4.98%		17,275,866	199,417	4.58%		16,830,163	192,200	4.53%
Loans held for investment - Warehouse Purchase Program	747,007	11,331	6.02%		938,589	10,794	4.56%		1,772,971	13,938	3.12%
Total Loans	18,567,534	235,126	5.02%		18,218,591	210,268	4.58%		18,611,928	206,209	4.40%
Investment securities	14,715,516	72,533	1.96%	(L)	14,962,847	68,761	1.82%	(L)	12,751,857	46,857	1.46%	(L)
Federal funds sold and other earning assets	101,986	933	3.63%		87,859	525	2.37%		1,393,859	563	0.16%
Total interest-earning assets	33,385,036	308,592	3.67%		33,269,297	279,554	3.33%		32,757,644	253,629	3.07%
Allowance for credit losses on loans	(282,546)				(283,244)				(287,191)
Noninterest-earning assets	4,515,412				4,480,512				4,476,582
Total assets	$37,617,902				$37,466,565				$36,947,035

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,843,672	$3,224	0.22%		$6,155,511	$2,345	0.15%		$6,196,283	$2,187	0.14%
Savings and money market deposits	9,805,024	27,929	1.13%		10,172,986	9,479	0.37%		10,286,650	3,817	0.15%
Certificates and other time deposits	2,066,085	4,895	0.94%		2,185,529	2,845	0.52%		2,766,123	2,681	0.38%
Other borrowings	1,465,533	14,682	3.97%		577,828	3,719	2.55%		—	—	—
Securities sold under repurchase agreements	441,405	1,725	1.55%		473,584	487	0.41%		432,981	184	0.17%
Total interest-bearing liabilities	19,621,719	52,455	1.06%	(M)	19,565,438	18,875	0.38%	(M)	19,682,037	8,869	0.18%	(M)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	11,064,714				11,048,856				10,587,441
Allowance for credit losses on off-balance sheet credit exposures	29,947				29,947				29,947
Other liabilities	224,512				231,812				234,746
Total liabilities	30,940,892				30,876,053				30,534,171
Shareholders' equity	6,677,010				6,590,512				6,412,864
Total liabilities and shareholders' equity	$37,617,902				$37,466,565				$36,947,035

Net interest income and margin		$256,137	3.04%			$260,679	3.11%			$244,760	2.96%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		440				458				457
Net interest income and margin (tax equivalent basis)		$256,577	3.05%			$261,137	3.11%			$245,217	2.97%

(K) Annualized and based on an actual 365-day basis.

(L) Yield on securities was impacted by net premium amortization of $8,703, $9,947 and $16,006 for the three months ended December 31, 2022, September 30 and December 31, 2021, respectively.

(M) Total cost of funds, including noninterest bearing deposits, was 0.68%, 0.24% and 0.12% for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Dec 31, 2022				Dec 31, 2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(N)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(N)
Interest-earning assets:
Loans held for sale	$3,420	$164	4.80%		$16,807	$510	3.03%
Loans held for investment	17,155,082	788,504	4.60%		17,128,069	806,012	4.71%
Loans held for investment - Warehouse Purchase Program	1,051,237	42,521	4.04%		1,988,724	63,386	3.19%
Total loans	18,209,739	831,189	4.56%		19,133,600	869,908	4.55%
Investment securities	14,613,799	260,416	1.78%	(O)	11,328,903	175,459	1.55%	(O)
Federal funds sold and other earning assets	709,270	3,230	0.46%		1,212,698	1,556	0.13%
Total interest-earning assets	33,532,808	1,094,835	3.26%		31,675,201	1,046,923	3.31%
Allowance for credit losses on loans	(283,997)				(302,381)
Noninterest-earning assets	4,475,434				4,602,458
Total assets	$37,724,245				$35,975,278

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,299,924	$10,175	0.16%		$6,169,864	$17,215	0.28%
Savings and money market deposits	10,384,178	45,907	0.44%		9,883,549	19,582	0.20%
Certificates and other time deposits	2,322,754	12,030	0.52%		2,917,976	16,116	0.55%
Other borrowings	543,107	18,851	3.47%		—	—	—
Securities sold under repurchase agreements	457,553	2,641	0.58%		410,747	702	0.17%
Total interest-bearing liabilities	20,007,516	89,604	0.45%	(P)	19,382,136	53,615	0.28%	(P)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,903,539				10,036,519
Allowance for credit losses on off-balance sheet credit exposures	29,947				29,947
Other liabilities	204,574				204,522
Total liabilities	31,145,576				29,653,124
Shareholders' equity	6,578,669				6,322,154
Total liabilities and shareholders' equity	37,724,245				$35,975,278

Net interest income and margin		$1,005,231	3.00%			$993,308	3.14%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,815				2,229
Net interest income and margin (tax equivalent basis)		$1,007,046	3.00%			$995,537	3.14%

(N) Annualized and based on an actual 365-day basis.

(O) Yield on securities was impacted by net premium amortization of $42,957 and $58,427 for the years ended December 31, 2022 and 2021, respectively.

(P) Total cost of funds, including noninterest bearing deposits, was 0.29% and 0.18% for the years ended December 31, 2022 and 2021, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
YIELD TREND (Q)

Interest-Earning Assets:
Loans held for sale	6.09%	5.47%	5.02%	3.52%	3.20%
Loans held for investment	4.98%	4.58%	4.35%	4.44%	4.53%
Loans held for investment - Warehouse Purchase Program	6.02%	4.56%	3.33%	3.18%	3.12%
Total loans	5.02%	4.58%	4.28%	4.35%	4.40%
Investment securities (R)	1.96%	1.82%	1.72%	1.62%	1.46%
Federal funds sold and other earning assets	3.63%	2.37%	0.69%	0.16%	0.16%
Total interest-earning assets	3.67%	3.33%	3.08%	2.98%	3.07%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.22%	0.15%	0.13%	0.15%	0.14%
Savings and money market deposits	1.13%	0.37%	0.17%	0.15%	0.15%
Certificates and other time deposits	0.94%	0.52%	0.34%	0.35%	0.38%
Other borrowings	3.97%	2.55%	1.60%	—	—
Securities sold under repurchase agreements	1.55%	0.41%	0.21%	0.17%	0.17%
Total interest-bearing liabilities	1.06%	0.38%	0.19%	0.17%	0.18%

Net Interest Margin	3.04%	3.11%	2.97%	2.87%	2.96%
Net Interest Margin (tax equivalent)	3.05%	3.11%	2.97%	2.88%	2.97%

(Q) Annualized and based on average balances on an actual 365-day basis.

(R) Yield on securities was impacted by net premium amortization of $8,703, $9,947, $11,450, $12,857 and $16,006 for the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Balance Sheet Averages
Loans held for sale	$1,758	$4,136	$3,199	$4,611	$8,794
Loans held for investment	17,818,769	17,275,866	16,799,609	16,712,690	16,830,163
Loans held for investment - Warehouse Purchase Program	747,007	938,589	1,257,521	1,268,715	1,772,971
Total Loans	18,567,534	18,218,591	18,060,329	17,986,016	18,611,928

Investment securities	14,715,516	14,962,847	14,989,666	13,772,974	12,751,857
Federal funds sold and other earning assets	101,986	87,859	540,907	2,135,503	1,393,859
Total interest-earning assets	33,385,036	33,269,297	33,590,902	33,894,493	32,757,644
Allowance for credit losses on loans	(282,546)	(283,244)	(284,550)	(285,692)	(287,191)
Cash and due from banks	306,235	302,479	309,223	326,552	329,406
Goodwill	3,231,637	3,231,637	3,231,637	3,231,637	3,231,637
Core deposit intangibles, net	52,591	55,158	57,728	60,346	63,091
Other real estate	2,075	1,652	1,639	1,893	321
Fixed assets, net	338,572	336,657	336,242	327,297	321,524
Other assets	584,302	552,929	511,591	510,944	530,603
Total assets	$37,617,902	$37,466,565	$37,754,412	$38,067,470	$36,947,035

Noninterest-bearing deposits	$11,064,714	$11,048,856	$10,855,802	$10,636,624	$10,587,441
Interest-bearing demand deposits	5,843,672	6,155,511	6,437,614	6,775,114	6,196,283
Savings and money market deposits	9,805,024	10,172,986	10,702,273	10,870,461	10,286,650
Certificates and other time deposits	2,066,085	2,185,529	2,409,663	2,637,529	2,766,123
Total deposits	28,779,495	29,562,882	30,405,352	30,919,728	29,836,497
Other borrowings	1,465,533	577,828	112,582	—	—
Securities sold under repurchase agreements	441,405	473,584	463,108	452,054	432,981
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	224,512	231,812	186,344	176,360	234,746
Shareholders' equity	6,677,010	6,590,512	6,557,079	6,489,381	6,412,864
Total liabilities and equity	$37,617,902	$37,466,565	$37,754,412	$38,067,470	$36,947,035

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2022		Sep 30, 2022		Jun 30, 2022		Mar 31, 2022		Dec 31, 2021
Period End Balances

Loan Portfolio
Commercial and industrial	$2,159,057	11.5%	$2,188,029	11.8%	$2,155,727	11.8%	$2,007,783	11.1%	$2,050,631	11.0%
Warehouse purchase program	740,620	3.9%	922,764	5.0%	1,137,623	6.2%	1,344,541	7.4%	1,775,699	9.5%
Construction, land development and other land loans	2,805,438	14.9%	2,659,552	14.4%	2,460,526	13.5%	2,327,837	12.9%	2,299,715	12.4%
1-4 family residential	5,774,814	30.6%	5,447,993	29.4%	5,156,200	28.3%	4,970,620	27.5%	4,860,419	26.1%
Home equity	966,410	5.1%	943,197	5.1%	932,725	5.1%	870,130	4.8%	808,289	4.4%
Commercial real estate (includes multi-family residential)	4,986,211	26.5%	4,966,243	26.8%	4,967,662	27.3%	5,150,555	28.5%	5,251,368	28.2%
Agriculture (includes farmland)	688,033	3.6%	670,603	3.6%	665,960	3.7%	617,418	3.4%	620,338	3.3%
Consumer and other	283,559	1.5%	288,834	1.6%	274,532	1.5%	246,433	1.4%	288,496	1.6%
Energy	429,479	2.3%	410,069	2.2%	430,339	2.4%	445,949	2.5%	491,305	2.6%
Paycheck Protection Program	6,206	0.1%	9,004	0.1%	27,550	0.2%	86,258	0.5%	169,884	0.9%
Total loans	$18,839,827		$18,506,288		$18,208,844		$18,067,524		$18,616,144

Deposit Types
Noninterest-bearing DDA	$10,915,448	38.2%	$11,154,143	38.1%	$11,032,184	36.9%	$10,776,652	34.7%	$10,750,034	34.9%
Interest-bearing DDA	5,986,203	21.0%	6,027,157	20.6%	6,331,314	21.2%	6,603,934	21.2%	6,741,092	21.9%
Money market	6,164,025	21.6%	6,438,787	22.0%	6,646,726	22.3%	7,603,329	24.5%	7,178,904	23.3%
Savings	3,471,970	12.2%	3,563,776	12.1%	3,597,820	12.0%	3,543,300	11.4%	3,401,727	11.1%
Certificates and other time deposits	1,995,885	7.0%	2,116,232	7.2%	2,257,574	7.6%	2,541,095	8.2%	2,700,005	8.8%
Total deposits	$28,533,531		$29,300,095		$29,865,618		$31,068,310		$30,771,762

Loan to Deposit Ratio	66.0%		63.2%		61.0%		58.2%		60.5%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Dec 31, 2022		Sep 30, 2022		Jun 30, 2022		Mar 31, 2022		Dec 31, 2021

Single family residential construction	$1,097,176	39.1%	$1,004,000	37.8%	$911,443	37.0%	$816,072	35.0%	$728,393	31.7%
Land development	181,747	6.5%	145,303	5.5%	133,398	5.4%	103,853	4.5%	99,099	4.3%
Raw land	332,603	11.9%	343,066	12.9%	316,750	12.9%	310,987	13.4%	322,673	14.0%
Residential lots	243,942	8.7%	237,714	8.9%	223,703	9.1%	212,029	9.1%	206,978	9.0%
Commercial lots	177,378	6.3%	181,679	6.8%	184,794	7.5%	183,760	7.9%	184,901	8.0%
Commercial construction and other	772,606	27.5%	747,803	28.1%	690,453	28.1%	701,148	30.1%	757,687	33.0%
Net unaccreted discount	(14)		(13)		(15)		(12)		(16)
Total construction loans	$2,805,438		$2,659,552		$2,460,526		$2,327,837		$2,299,715

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of December 31, 2022

	Houston	Dallas	Austin	OK City	Tulsa	Other (S)	Total
Collateral Type
Shopping center/retail	$404,150	$242,437	$49,492	$18,421	$20,660	$279,922	$1,015,082
Commercial and industrial buildings	161,356	76,607	20,912	32,365	14,092	207,638	512,970
Office buildings	90,430	258,544	32,174	68,116	4,289	65,188	518,741
Medical buildings	76,168	18,964	3,795	26,252	37,882	55,653	218,714
Apartment buildings	128,858	58,075	13,579	14,615	8,174	151,494	374,795
Hotel	108,718	68,012	34,065	28,058	—	129,254	368,107
Other	74,426	79,556	43,939	8,841	1,812	76,637	285,211
Total	$1,044,106	$802,195	$197,956	$196,668	$86,909	$965,786	$3,293,620	(T)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Sep 30, 2022	Balance at Dec 31, 2022	Balance at Acquisition Date	Balance at Sep 30, 2022	Balance at Dec 31, 2022	Balance at Acquisition Date		Balance at Sep 30, 2022	Balance at Dec 31, 2022
Loan marks:
Acquired banks (U)	$345,599	$2,836	$2,233	$320,052	$3,671	$3,361	$665,651		$6,507	$5,594

Acquired portfolio loan balances:
Acquired banks (U)	12,286,159	1,410,748	1,319,507	689,573	66,613	63,383	12,975,732	(V)	1,477,361	1,382,890

Acquired portfolio loan balances less loan marks	$11,940,560	$1,407,912	$1,317,274	$369,521	$62,942	$60,022	$12,310,081		$1,470,854	$1,377,296

(S) Includes other MSA and non-MSA regions.

(T) Represents a portion of total commercial real estate loans of $4.986 billion as of December 31, 2022.

(U) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(V) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Asset Quality
Nonaccrual loans	$19,614	$17,729	$20,619	$21,765	$26,269	$19,614	$26,269
Accruing loans 90 or more days past due	5,917	378	13	3,695	887	5,917	887
Total nonperforming loans	25,531	18,107	20,632	25,460	27,156	25,531	27,156
Repossessed assets	—	13	—	19	310	—	310
Other real estate	1,963	1,758	1,555	1,705	622	1,963	622
Total nonperforming assets	$27,494	$19,878	$22,187	$27,184	$28,088	$27,494	$28,088

Nonperforming assets:
Commercial and industrial (includes energy)	$3,921	$2,376	$2,964	$4,403	$6,150	$3,921	$6,150
Construction, land development and other land loans	6,166	1,712	1,866	1,761	1,841	6,166	1,841
1-4 family residential (includes home equity)	15,326	13,986	14,335	11,899	11,990	15,326	11,990
Commercial real estate (includes multi-family residential)	1,649	1,364	2,448	7,685	7,276	1,649	7,276
Agriculture (includes farmland)	421	434	567	1,402	816	421	816
Consumer and other	11	6	7	34	15	11	15
Total	$27,494	$19,878	$22,187	$27,184	$28,088	$27,494	$28,088
Number of loans/properties	170	150	160	147	157	170	157
Allowance for credit losses on loans	$281,576	$282,179	$283,959	$285,163	$286,380	$281,576	$286,380

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$(643)	$(15)	$(197)	$14	$177	$(841)	$9,053
Construction, land development and other land loans	(5)	(4)	(5)	430	(162)	416	(276)
1-4 family residential (includes home equity)	(55)	(202)	(32)	87	(72)	(202)	35
Commercial real estate (includes multi-family residential)	74	757	395	(366)	(10)	860	18,276
Agriculture (includes farmland)	(14)	119	(9)	(103)	(102)	(7)	(141)
Consumer and other	1,246	1,125	1,052	1,155	976	4,578	2,741
Total	$603	$1,780	$1,204	$1,217	$807	$4,804	$29,688

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.08%	0.06%	0.07%	0.08%	0.09%	0.08%	0.09%
Nonperforming assets to loans and other real estate	0.15%	0.11%	0.12%	0.15%	0.15%	0.15%	0.15%
Net charge-offs to average loans (annualized)	0.01%	0.04%	0.03%	0.03%	0.02%	0.03%	0.16%
Allowance for credit losses on loans to total loans	1.49%	1.52%	1.56%	1.58%	1.54%	1.49%	1.54%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans and Paycheck Protection Program loans (G)	1.56%	1.61%	1.67%	1.71%	1.72%	1.56%	1.72%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and PPP loans; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses on loans to total loans (excluding Warehouse Purchase Program loans and PPP loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$137,880	$135,820	$128,490	$122,326	$126,787	$524,516	$519,297
Average shareholders' equity	$6,677,010	$6,590,512	$6,557,079	$6,489,381	$6,412,864	$6,578,669	$6,322,154
Less: Average goodwill and other intangible assets	(3,284,228)	(3,286,795)	(3,289,365)	(3,291,983)	(3,294,728)	(3,288,068)	(3,299,412)
Average tangible shareholders’ equity	$3,392,782	$3,303,717	$3,267,714	$3,197,398	$3,118,136	$3,290,601	$3,022,742
Return on average tangible common equity (F)	16.26%	16.44%	15.73%	15.30%	16.26%	15.94%	17.18%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$6,699,374	$6,611,642	$6,521,827	$6,504,424	$6,427,236	$6,699,374	$6,427,236
Less: Goodwill and other intangible assets	(3,282,984)	(3,285,542)	(3,288,119)	(3,290,700)	(3,293,320)	(3,282,984)	(3,293,320)
Tangible shareholders’ equity	$3,416,390	$3,326,100	$3,233,708	$3,213,724	$3,133,916	$3,416,390	$3,133,916

Period end shares outstanding	91,314	91,210	91,196	92,160	92,170	91,314	92,170
Tangible book value per share	$37.41	$36.47	$35.46	$34.87	$34.00	$37.41	$34.00

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,416,390	$3,326,100	$3,233,708	$3,213,724	$3,133,916	$3,416,390	$3,133,916
Total assets	$37,689,829	$37,843,502	$37,387,256	$38,271,186	$37,833,970	$37,689,829	$37,833,970
Less: Goodwill and other intangible assets	(3,282,984)	(3,285,542)	(3,288,119)	(3,290,700)	(3,293,320)	(3,282,984)	(3,293,320)
Tangible assets	$34,406,845	$34,557,960	$34,099,137	$34,980,486	$34,540,650	$34,406,845	$34,540,650
Period end tangible equity to period end tangible assets ratio	9.93%	9.62%	9.48%	9.19%	9.07%	9.93%	9.07%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and Paycheck Protection Program loans:
Allowance for credit losses on loans	$281,576	$282,179	$283,959	$285,163	$286,380	$281,576	$286,380
Total loans	$18,839,827	$18,506,288	$18,208,844	$18,067,524	$18,616,144	$18,839,827	$18,616,144
Less: Warehouse Purchase Program loans	(740,620)	(922,764)	(1,137,623)	(1,344,541)	(1,775,699)	(740,620)	(1,775,699)
Less: Paycheck Protection Program loans	(6,206)	(9,004)	(27,550)	(86,258)	(169,884)	(6,206)	(169,884)
Total loans less Warehouse Purchase Program and Paycheck Protection Program loans	$18,093,001	$17,574,520	$17,043,671	$16,636,725	$16,670,561	$18,093,001	$16,670,561
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and Paycheck Protection Program loans	1.56%	1.61%	1.67%	1.71%	1.72%	1.56%	1.72%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$119,244	$122,214	$122,878	$119,850	$119,538	$484,186	$473,620

Net interest income	$256,137	$260,679	$248,471	$239,944	$244,760	$1,005,231	$993,308
Noninterest income	37,724	34,688	37,594	35,122	35,757	145,128	139,966
Less: net gain (loss) on sale or write down of assets	2,087	50	1,108	689	1,165	3,934	1,097
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	35,637	34,638	36,486	34,433	34,592	141,194	138,869
Total income excluding net gains and losses on the sale or write down of assets and securities	$291,774	$295,317	$284,957	$274,377	$279,352	$1,146,425	$1,132,177
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities	40.87%	41.38%	43.12%	43.68%	42.79%	42.23%	41.83%